UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — January 20, 2020

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hudson Street, 10th Floor, New York, NY 10013
(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

745 Fifth Avenue

New York, New York 10151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4© under the Exchange Act (17 CFR 240.13e− 4©)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, no par value	MDCA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Daniel Goldberg as a Director

On January 20, 2020, Canadian resident Mr. Daniel Goldberg notified MDC Partners Inc. (the “Company”) of his intent to resign and subsequently on January 21, 2020 tendered his resignation from the board of directors (the “Board”) of the Company with such resignation effective as of the appointment of a replacement resident Canadian director. Mr. Goldberg’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. Mr. Goldberg’s resignation did not affect the Company’s compliance with Canadian law requirements relating to the number of Canadian resident directors on the Board, due to the appointment of Mr. Wade Oosterman, also a Canadian resident, to the Board effective on January 23, 2020. Mr. Goldberg’s resignation became effective upon Mr. Oosterman’s appointment.

Appointment of Wade Oosterman as a Director

On January 23, 2020, the Company’s Board of Directors appointed Canadian resident Mr. Wade Oosterman as a director. Mr. Oosterman joined the Company’s Board effective January 23, 2020, for a term extending through the date of the Company’s 2020 annual meeting of stockholders. There is no arrangement or understanding between Mr. Oosterman, and any other person pursuant to which he was appointed as a director of the Company. Mr. Oosterman was appointed as a member of the Audit Committee.

In connection with his service on the Board, and consistent with the Company’s compensation arrangements for non-employee directors, Mr. Oosterman will receive an annual cash retainer of $70,000 together with meeting fees, an annual grant of restricted stock valued at approximately $100,000, reimbursement of expenses (inclusive of travel expenses, if applicable), indemnification and insurance coverage.

Item 7.01 Regulation FD Disclosure.

On January 24, 2020, the Company issued a press release announcing the resignation of Mr. Goldberg from the Board and the appointment of Mr. Oosterman to the Board. This press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The foregoing information (including Exhibit 99.1 hereto) is being furnished under Item 7.01. Such information (including the Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 24, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2020	MDC Partners Inc.

	By:	/s/ Jonathan B. Mirsky
Jonathan B. Mirsky
General Counsel & Corporate Secretary